Exhibit 5.1

100 S. Fourth Street, Suite 1000, St. Louis, MO, 63102    314.889.8000

April 3, 2015

LMI Aerospace, Inc.

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

Re:	LMI Aerospace, Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to LMI Aerospace, Inc., a Missouri corporation (the “Company”), and those certain subsidiaries of the Company listed on Schedule 1 hereto (collectively, the “Guarantors”) in connection with the Company’s offer (the “Exchange Offer”) to exchange $245,000,000 aggregate principal amount of its 7.375% Second-Priority Senior Secured Notes due 2019 (the “Exchange Notes”) for any and all of its outstanding 7.375% Second-Priority Senior Secured Notes due 2019, issued on June 19, 2014 (the “Original Notes” and together with the Exchange Notes, the “Notes”), pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company and the additional registrants named therein with the Securities and Exchange Commission (the “Commission”) on March 17, 2015 (File No. 333-202831), as amended by Amendment No. 1 filed on the date hereof (as amended, the “Registration Statement”). The Original Notes were issued as notes under, and the Exchange Notes are to be issued under, an Indenture dated as of June 19, 2014 between the Company, the Guarantors and U.S. Bank National Association, as Trustee and as collateral agent (the “Trustee”), as may be supplemented from time to time (the “Indenture”). The Exchange Notes will be unconditionally and irrevocably guaranteed (the “Exchange Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indenture.

In rendering the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates of the Company and each Guarantor, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

In rendering the opinion expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee, (b) the Registration Statement will have been declared effective by the Commission, and shall remain effective through the date of the issuance of the Exchange Notes, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (d) the Original Notes have been, and the Exchange Notes will be, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in exchange for the Original Notes in the manner contemplated by the prospectus included in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms.

2. When the Exchange Notes have been duly executed, authenticated, issued and delivered against receipt of the Original Notes in accordance with the provisions of the Indenture upon the completion of the Exchange Offer, such Exchange Notes shall be entitled to the benefits of the Guarantees, which will constitute legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The opinion rendered above is subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. In addition, any such enforceability opinion is subject to the further qualification that a court may decline to enforce the choice of law provisions on the grounds of comity or because United States constitutional requirements are not satisfied. We express no opinion concerning the enforceability of waivers of rights or defenses or any indemnification or contribution provisions contained in any agreement or instrument. Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provision of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, (i) The General and Business Corporation Law of Missouri, (ii) Kansas General Corporation Code, (iii) Delaware General Corporation Law, and (iv) California General Corporation Law. We express no opinion as to the laws of any other jurisdiction.

For the purposes of our opinions set forth in paragraph 2 above, we have further assumed that (a) TASS- Asia Pacific PTY LTD is a corporation existing and in good standing under the laws of Australia, (b) TASS- EU Limited is a corporation existing and in good standing under the laws of the United Kingdom, (c) TASS, Inc. and Integrated Technologies, Inc. are corporations existing and in good standing under the laws of the State of Washington, (d) the Indenture, and the guarantees of TASS- Asia Pacific PTY LTD, TASS- EU Limited, TASS, Inc. and Integrated Technologies, Inc., (i) have been authorized by all necessary corporate action of the respective entities and (ii) have been executed and delivered by such respective entities under the laws of Australia, the United Kingdom and the State of Washington, as the case may be; and (e) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Guarantees by the respective entities does not violate or conflict with the laws of Australia, the United Kingdom and the State of Washington, as the case may be, the provisions of the organizational documents of such entities or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such entities or its properties.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Polsinelli PC

Schedule I

Versaform Corp.,

a California corporation

D3 Technologies Inc.,

a California corporation

Valent Aerostructures, LLC,

a Delaware limited liability company

Valent Aerostructures – Wichita, LLC,

a Delaware limited liability company

Valent Aerostructures – Tulsa, LLC,

a Delaware limited liability company

Valent Aerostructures – Washington, LLC,

a Delaware limited liability company

Ozark Mountain Technologies, LLC,

a Delaware limited liability company

LMI Kitting, LLC,

a Delaware limited liability company

Valent Aerostructures – Lenexa, LLC

a Kansas limited liability company

Leonard’s Metal, Inc.

a Missouri corporation

Precise Machine Company,

a Missouri corporation

Tempco Engineering, Inc.

a Missouri corporation

Valent Aerostructures – St. Louis, Inc.

a Missouri corporation

TASS, Inc.,

a Washington corporation

Integrated Technologies, Inc.,

a Washington corporation

TASS Asia Pacific (AP) Pty. Ltd.,

a corporation organized under the laws of Australia

TASS-European Union, LTD.

a corporation organized under the laws of the United Kingdom